UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  August 31, 2016
LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)
Registrant’s telephone number, including area code:  (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on June 30, 2016, Venetian Macau Limited (“VML”), an indirect subsidiary of Las Vegas Sands Corp., VML US Finance LLC (“VUF” or the “Borrower”), an indirect, wholly-owned subsidiary of VML, and certain of VML’s other subsidiaries (together with VML, the “Guarantors”) entered into an Amendment and Restatement Agreement (the “Amendment Agreement”) with the Lenders party thereto and Bank of China Limited, Macau Branch (“BOC”), as Administrative Agent and Collateral Agent, pursuant to which each consenting lender holding term loans under the Existing Credit Agreement (as defined below) agreed to extend the maturity of its term loans to May 31, 2022 and to modify the scheduled amortization payment dates of such term loans (such term loans so extended, the “Extended Initial Term Loans”), and certain lenders agreed to provide new term loan commitments equal to the dollar equivalent of US$1,000,000,000 in the aggregate (the loans made under such new term loan commitments, the “New Initial Term Loans”) with a maturity date of May 31, 2022, in each case as of the Restatement Date (as defined below).  Through the form of the amended and restated credit agreement attached thereto, the Amendment Agreement amends and restates the Amended and Restated Credit Agreement, dated as of March 31, 2014 (as amended, supplemented and or otherwise modified prior to the date of the Amendment Agreement, the “Existing Credit Agreement”), among VML, VUF, as borrower, various lenders party thereto, BOC, as administrative agent, and the agents, arrangers, coordinators and bookrunners party thereto (the Existing Credit Agreement, as so amended and restated, the “Restated Credit Agreement”).

On August 31, 2016 (the “Restatement Date”), the conditions with respect to the effectiveness of the Restated Credit Agreement and the funding of the New Initial Term Loans were satisfied, and the Borrower borrowed the U.S. dollar equivalent of approximately US$1,000,000,000 of New Initial Term Loans.   The balance of the Extended Initial Term Loans is (x) US$1,131,152,257.46, (y) HK$11,595,576,877.03 and (z) MOP3,934,966,355.36  as of the Restatement Date.  The balance of the term loans under the Existing Credit Agreement that are not Extended Initial Term Loans is (x) US$196,449,592.64, (y) HK$565,302,834.08 and (z) MOP0.00 as of the Restatement Date. The proceeds of the New Initial Term Loans may be used for working capital and other general corporate purposes of the Borrower and the Guarantors, including to make any investment or payment not specifically prohibited by the terms of the loan documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated:  August 31, 2016

LAS VEGAS SANDS CORP.

By:	/s/ Patrick S. Dumont
	Name:	Patrick S. Dumont
	Title:	Executive Vice President and Chief Financial Officer